                                                                       EXHIBIT C

                                                                         WARRANT


             The security represented by this instrument was originally issued on May 10, 2002 and has not been registered under the Securities Act of 1933, as amended. The transfer of such security is subject to the conditions specified in the Master Agreement dated as of May 9,2002 between the issuer (the "Company") and a certain investor. The Company reserves the right to refuse the transfer of the security represented by this instrument until such conditions have been fulfilled with respect to the transfer. Upon written request, a copy of such conditions will be furnished by the Company to the holder hereof without charge.


                             STOCK PURCHASE WARRANT


Date of Issuance:  May 10, 2002                              Certificate No. W-1

         FOR VALUE RECEIVED, Chaparral Resources, Inc., a Delaware corporation (the "Company"), hereby grants to Central Asian Industrial Holdings N.V. and its successors and assigns (the "Holder") the right to purchase from the Company 3,076,923 shares of Warrant Stock at a price per share of U.S. $1.30 (as adjusted from time to time hereunder, the "Exercise Price"). The amount and kind of securities purchasable hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

         This Warrant was issued pursuant to a Master Agreement dated as of May 10, 2002 (the "Master Agreement") between the Company and Central Asian Industrial Holdings N.V. This Warrant is the "Warrant" referred to in the Master Agreement. All provisions of the Master Agreement are hereby incorporated herein in full by reference.

         Certain capitalized terms used in this Warrant are defined in Section
5. Unless otherwise indicated herein, capitalized terms used in this Warrant have the same meanings set forth in the Master Agreement.

         This Warrant is subject to the following provisions:

         Section 1. Exercise and Conversion of Warrant.

         1.1 Exercise Period. The Holder may exercise the purchase rights represented by this Warrant in accordance with Sections 1.2 and 1.3 at any time and from time to time after the Date of Issuance to and including the fifth anniversary of the Date of Issuance (the "Exercise Period"). The Company will give the Holder written notice of the expiration of the Exercise Period at least 30 days but not more than 90 days prior to the expiration of the Exercise Period.

         1.2 Exercise of Warrant.

                  (a) The Holder may exercise the purchase rights represented by this Warrant in whole or in part (but not as to any fractional shares of Warrant Stock) pursuant to this Section 1.2.

                  (b) This Warrant will be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

                           (i) a completed Exercise Notice in substantially the
                  form attached as Exhibit I (an "Exercise Notice") executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

                           (ii) this Warrant;

                           (iii) if this Warrant is not registered in the name
                  of the Purchaser, an Assignment in substantially the form attached as Exhibit II evidencing the assignment of this Warrant to the Purchaser, in which case the Holder will have complied with the provisions set forth in Section 7; and

                           (iv) either (A) a check payable to the Company in an
                  amount equal to the product of the Exercise Price multiplied by the number of shares of Warrant Stock being purchased upon such exercise (the "Aggregate Exercise Price") or (B) the surrender to the Company of securities (including debt securities) of the Company having a Market Price equal to the Aggregate Exercise Price.

         1.3 Conversion of Warrant.

                  (a) In lieu of exercising this Warrant pursuant to Section 1.2, the Holder may convert the purchase rights represented by this Warrant in whole or in part (but not as to any fractional shares of Warrant Stock) pursuant to this Section 1.3 into a number of shares of Warrant Stock equal to:

                                    N    -    [   [ N     x     EP ]    ]
                                                    --------------
                                                         MP
                  Where:

                           N = the number of shares set forth in the Conversion
                  Notice (as defined below) delivered by the Purchaser.

                           EP = the Exercise Price determined as of the close of
                  business on the business day immediately preceding the Conversion Time (as defined below).

                           MP = the Market Price of a share of Warrant Stock
                  determined as of the close of business on the business day immediately preceding the Conversion Time.

                   (b) This Warrant will be deemed to have been converted when the Company has received all of the following items (the "Conversion Time"):

                           (i) a completed Conversion Notice in substantially
                  the form attached as Exhibit III (a "Conversion Notice") executed by the Purchaser;

                           (ii) this Warrant;

                           (iii) if this Warrant is not registered in the name
                  of the Purchaser, an Assignment in substantially the form attached as Exhibit II evidencing the assignment of this Warrant to the Purchaser, in which case the Holder will have complied with the provisions set forth in Section 7.

         1.4 Exercise and Conversion Procedures.

                  (a) Certificates for shares of Warrant Stock purchased upon the exercise or conversion of this Warrant will be delivered by the Company to the Purchaser within five business days after the date of the Exercise Time or Conversion Time, as applicable. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised or converted, the Company will prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised or converted, and will, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Notice or Conversion Notice, as applicable.

                  (b) The Warrant Stock issuable upon the exercise or conversion of this Warrant will be deemed to have been issued to the Purchaser, and the Purchaser will be deemed for all purposes to have become the record holder of such Warrant Stock, at the Exercise Time or Conversion Time, as applicable.

                  (c) The issuance of certificates for shares of Warrant Stock upon the exercise or conversion of this Warrant will be made without charge to the Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise or conversion and the related issuance of shares of Warrant Stock. Each share of Warrant Stock issuable upon the exercise or conversion of this Warrant will, when issued in accordance with this Warrant, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

                  (d) The Company will not close its books against the transfer of this Warrant or of any share of Warrant Stock issued or issuable upon the exercise or conversion of this Warrant in any manner which interferes with the timely exercise or conversion of this Warrant. The Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Stock acquirable upon the exercise or conversion of this Warrant is at all times equal to or less than the Exercise Price then in effect.

                  (e) The Company will assist and cooperate with the Holder or Purchaser with respect to any governmental filings or governmental approvals required to be made or obtained prior to or in connection with any exercise or conversion of this Warrant (including making any filings and obtaining any approvals required to be made or obtained by the Company).

                  (f) Notwithstanding any other provision hereof, if an exercise or conversion of any portion of this Warrant is to be made in connection with a public offering, the exercise or conversion may, at the election of the Purchaser, be conditioned upon the consummation of the public offering in which case such exercise or conversion will not be deemed to be effective until the consummation of the public offering.

                  (g) The Company will at all times reserve and keep available out of its authorized but unissued shares of Warrant Stock, solely for the purpose of issuance upon the exercise or conversion of this Warrant, such number of shares of Warrant Stock issuable upon the exercise or conversion of this Warrant in full. The Company will take all such actions as may be necessary to assure that all such shares of Warrant Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange or automated inter-dealer quotation system upon which shares of Warrant Stock may be listed (except for official notice of issuance, which will be immediately delivered by the Company upon each such issuance).

         1.5 Fractional Shares. If a fractional share of Warrant Stock would, but for the provisions of Sections 1.2 and 1.3, be issuable upon the exercise or conversion of this Warrant, the Company will, within five business days after the date of the Exercise Time or Conversion Time, as applicable, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share in an amount equal to the difference between the Market Price of such fractional share as of the Exercise Time or Conversion Time, as applicable, and the Exercise Price of such fractional share.

         Section 2. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price and the number of shares of Warrant Stock obtainable upon the exercise or conversion of this Warrant will be subject to adjustment from time to time as provided in this Section 2.

         2.1 Adjustment of Exercise Price and Number of Shares upon Issuance of Common Stock. If and whenever on or after the Date of Issuance of this Warrant the Company issues or sells, or in accordance with Section 2.2 is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than U.S. $1.30 (as such amount is proportionately adjusted for stock splits, stock dividends, reverse stock splits, recapitalizations and similar transactions affecting the Common Stock after the Date of Issuance, the "Base Price"), except with respect to any acquisition by way of issuance of Common Stock or any issuance of Common Stock to Persons related to the Company, then immediately upon such issuance or sale the Exercise Price will be reduced to the Exercise Price determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which will be the sum of (a) the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale multiplied by the Base Price, plus
(b) the consideration, if any, received by the Company upon such issuance or sale, and the denominator of which will be the product derived by multiplying the Base Price times the number of shares of Common Stock Deemed Outstanding immediately after such issuance or sale. Upon each such adjustment of the Exercise Price hereunder, the number of shares of Warrant Stock acquirable upon the exercise or conversion of this Warrant will be adjusted to the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Warrant Stock acquirable upon the exercise or conversion of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

         2.2 Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 2.1, the following will be applicable:

                  (a) Issuance of Rights or Options. If the Company in any manner grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Base Price determined as of immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options will be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of this Section, the "price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No adjustment of the Exercise Price will be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                  (b) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Base Price determined as of immediately prior to the time of such issuance or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities will be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of this Section, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing
         (i) the total amount received or receivable by the Company as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No adjustment of the Exercise Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Exercise Price has been or are to be made pursuant to other provisions of this Section 2.2, no further adjustment of the Exercise Price will be made by reason of such issuance or sale.

                  (c) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issuance, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Warrant Stock will be correspondingly readjusted; provided that if such adjustment would result in an increase of the Exercise Price then in effect, such adjustment will not be effective until 30 days after written notice thereof has been given by the Company to the Holder.

                  (d) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the Exercise Price then in effect and the number of shares of Warrant Stock acquirable hereunder will be adjusted to the Exercise Price and the number of shares which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if such expiration or termination would result in an increase in the Exercise Price then in effect, such increase will not be effective until 30 days after written notice thereof has been given by the Company to the Holder.

                  (e) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within a reasonable period of time, such fair value will be determined by an appraiser jointly selected by the Company and the Holder. The determination of such appraiser will be final and binding on the Company and the Holder, and the fees and expenses of such appraiser will be paid by the Company.

                  (f) Integrated Transactions. In case any Option is issued in connection with the issuance or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued without consideration.

                  (g) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held will be considered an issuance or sale of Common Stock

                  (h) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

         2.3 Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Warrant Stock obtainable upon the exercise or conversion of this Warrant will be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Warrant Stock obtainable upon the exercise or conversion of this Warrant will be proportionately decreased.

         2.4 Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provision (in form and substance satisfactory to the Holder) to insure that the Holder will thereafter have the right to acquire and receive in lieu of or addition to, as the case may be, the shares of Warrant Stock immediately theretofore acquirable and receivable upon the exercise or conversion of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Warrant Stock immediately theretofore acquirable and receivable upon exercise or conversion of this Warrant had such Organic Change not taken place. In any such case, the Company will make appropriate provision (in form and substance satisfactory to the Holder) with respect to the Holder's rights and interests to insure that the provisions of this Section 2 and Sections 3 and 4 will thereafter be applicable to this Warrant (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Warrant Stock acquirable and receivable upon the exercise or conversion of this Warrant, if the value so reflected is less than the Base Price in effect immediately prior to such consolidation, merger or sale). The Company will not effect any such consolidation, merger or sale unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Holder) the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire.

         2.5 Certain Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided by such provisions (including the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's board of directors will make an appropriate adjustment in the Exercise Price and the number of shares of Warrant Stock obtainable upon the exercise conversion of this Warrant so as to protect the rights of the Holder; provided that no such adjustment will increase the Exercise Price or decrease the number of shares of Warrant Stock obtainable as otherwise determined pursuant to this Section 2.

         2.6 Notices.

                  (a) Immediately upon any adjustment of the Exercise Price, the Company will give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

                  (b) The Company will give written notice to the Holder at least 20 days prior to the date on which the Company closes its books or takes a record (i) with respect to any dividend or distribution, including Liquidating Dividends as set forth in Section 3, upon the Common Stock, (ii) with respect to any pro rata subscription offer to holders of Common Stock, (iii) with respect to any Purchase Rights as set forth in Section 4 or (iv) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

         Section 3. Liquidating Dividends. If the Company declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with United States generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company will pay to the Holder at the time of payment thereof the Liquidating Dividend which would have been paid to the Holder on the Warrant Stock had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

         Section 4. Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock ("Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Warrant Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights.

         Section 5. Definitions. The following terms have meanings set forth below:

         "Common Stock" means, collectively, the Company's Common Stock, par value U.S. $0.0001 per share, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

         "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2.2(a) and 2.2(b), regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon the exercise or conversion of this Warrant.

         "Market Price" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted by The Nasdaq Stock Market, Inc. as of 4:00 P.M., New York City time, or, if on any day such security is not quoted by The Nasdaq Stock Market, Inc., the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted by The Nasdaq Stock Market, Inc. or the over-the-counter market, the "Market Price" will be the fair value thereof determined jointly by the Company and the Holder. If the parties are unable to reach agreement within a reasonable period of time, such fair value will be determined by an appraiser jointly selected by the Company and the Holder. The determination of such appraiser will be final and binding upon the parties, and the fees and expenses of such appraiser will be borne by the Company.

         "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "Subsidiary" means any corporation, partnership, limited liability company, association, joint stock company, trust or other business entity of which (a) a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned or controlled, directly or indirectly, by the Company, one or more Subsidiaries of the Company or a combination thereof or (b) a majority of the partnership, membership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company, one or more Subsidiaries of the Company or a combination thereof. For purposes of this Warrant, a Person will be deemed to have a majority ownership interest in a partnership, limited liability company, association, trust or other business entity if such Person is allocated a majority of partnership, membership, association, trust or other business entity gains or losses or controls the general partner, managing member, trustee or other controlling Person of such partnership, limited liability company, association, trust or other business entity.

         "Warrant Stock" means shares of the Company's Common Stock; provided that if there is a change such that the securities issuable upon the exercise or conversion of this Warrant are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Warrant Stock" will mean one share of the securities issuable upon the exercise or conversion of this Warrant if such securities is issuable in shares, or will mean the smallest unit in which such securities is issuable if such securities is not issuable in shares.

         Section 6. No Voting Rights; Limitations of Liability. This Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase or acquire Warrant Stock, and no enumeration herein of the rights or privileges of the Holder, will give rise to any liability of the Holder for the Exercise Price of Warrant Stock acquirable by exercise or conversion of this Warrant or as a stockholder of the Company.

         Section 7. Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder, upon surrender of this Warrant with a properly executed Assignment in substantially the form of Exhibit II at the principal office of the Company.

         Section 8. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants will represent such portion of such rights as is designated by the Holder at the time of such surrender. The date the Company initially issues this Warrant will be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant are issued.

         Section 9. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the Holder is [Central Asian Industrial Holdings N.V.] or a financial institution or other institutional investor its own agreement will be satisfactory) or, in the case of any such mutilation upon surrender of such certificate, the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         Section 10. Notices. All notices referred to in this Warrant will be in writing and will be deemed to have been given when delivered in the manner and to the addresses provided in Section 9.02 of the Master Agreement.

         Section 11. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

         Section 12. Descriptive Headings. The descriptive headings of the several Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

         Section 13. GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS WARRANT WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE.

         Section 14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT. EACH OF THE PARTIES AGREES THAT ALL MATTERS OF LAW AND FACT IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING WILL BE HEARD AND DECIDED SOLELY BY THE COURT BEFORE WHICH SUCH ACTION OR PROCEEDING IS BROUGHT IN ACCORDANCE WITH SECTION 15.

         Section 15. Submission to Jurisdiction. The Company and the Holder each hereby submit to the exclusive jurisdiction of any state or federal court sitting in Wilmington, Delaware, in any action or proceeding arising out of or relating to this Warrant, agree that all claims in respect of the action or proceeding may be heard and determined in any such court, and agree not to bring any action or proceeding arising out of or relating to this Warrant in any other court. The Company and the Holder each hereby waive any defense of inconvenient forum to be maintenance of any action or proceeding so brought and waive any bond, surety or other security that might be required of any other party with respect thereto. The Company and the Holder each agree that a final judgment in any action or proceeding so brought will be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

                                    * * * * *


                  IN WITNESS WHEREOF, the Company has executed and delivered this Warrant on May 10, 2002.



                                                  CHAPARRAL RESOURCES, INC.

                                                  By: /s/ James A. Jeffs
                                                     ---------------------------
                                                  Its: Co-Chairman

                                                                       EXHIBIT I




                             FORM OF EXERCISE NOTICE

                 [To be executed only upon exercise of Warrant]



To CHAPARRAL RESOURCES, INC.:

         The undersigned registered holder of the attached Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, __________ shares of the Warrant Stock and herewith makes payment of $__________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to _____________________, whose address is___________________________.

Dated:
                                                     ---------------------------


                                                     ---------------------------
                                                          (Street Address)

                                                     ---------------------------
                                                     (City)  (State)  (Zip Code)


         The Company hereby acknowledges this Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of _______ shares of Warrant Stock, in accordance with the Transfer Agent Instructions dated _____________________, 2002 from the Company and acknowledged and agreed to by [TRANSFER AGENT].

                                            CHAPARRAL RESOURCES, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                      EXHIBIT II





                               FORM OF ASSIGNMENT



To CHAPARRAL RESOURCES, INC.:

         FOR VALUE RECEIVED, the undersigned registered holder of the attached Warrant hereby sells, assigns and transfers unto _________________ the rights represented by such Warrant to purchase __________ shares of the Warrant Stock of CHAPARRAL RESOURCES, INC. to which and such Warrant relates, and appoints ______________ Attorney to make such transfer on the books of CHAPARRAL RESOURCES, INC. maintained for such purpose, with full power of substitution in the premises.

Dated:
                                                 -------------------------------

                                                 -------------------------------
                                                          (Street Address)

                                                 -------------------------------
                                                 (City)    (State)   (Zip Code)

                                                                     EXHIBIT III





                            FORM OF CONVERSION NOTICE


                [To be executed only upon conversion of Warrant]

To CHAPARRAL RESOURCES, INC.:

         The undersigned registered holder of the attached Warrant hereby irrevocably converts such Warrant with respect to _________ shares of the Common Stock which such holder would be entitled to receive upon the exercise thereof, and requests that the certificates for such shares be issued in the name of, and delivered to _________________, whose address is ______________________________.

Dated:
                                                    ----------------------------

                                                    ----------------------------
                                                           (Street Address)

                                                    ----------------------------
                                                    (City)   (State)  (Zip Code)


         The Company hereby acknowledges this Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of _______ shares of Warrant Stock, in accordance with the Transfer Agent Instructions dated _____________________, 2002 from the Company and acknowledged and agreed to by [TRANSFER AGENT].

                                            CHAPARRAL RESOURCES, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title: